UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2016

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)     On December 22, 2016, Teledyne Technologies Incorporated ("Teledyne") filed a Current Report on Form 8-K reporting that on December 20, 2016, the Personnel and Compensation Committee of the Teledyne Board made a special one-time grant of a Restricted Stock Unit (RSU) Award consisting of 16,045 RSUs to Robert Mehrabian, Teledyne's President, Chairman and Chief Executive Officer.

Attached as Exhibit 10.1 to this amended Current Report on From 8-K/A is the Restricted Stock Unit Agreement related to the December 20, 2016 grant. The summary description of the RSU Award in the December 22, 2016 filing is subject to, and qualified in its entirety by, the full text of the Restricted Stock Unit Agreement, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Restricted Stock Unit Agreement, dated December 20, 2016, by and among Teledyne Technologies Incorporated and Robert Mehrabian

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: January 6, 2016

EXHIBIT INDEX
Description

Exhibit 10.1	Restricted Stock Unit Agreement, dated December 20, 2016, by and among Teledyne Technologies Incorporated and Robert Mehrabian